UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2022

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas
New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 2, 2022 (the “Effective Date”), Fubo Entertainment Inc., a subsidiary of fuboTV Inc. (the “Company”), entered into a binding framework agreement (the “Framework Agreement”) with MEP FTV Holdings, LLC (“MEP FTV”) and Maximum Effort Productions, Inc. (“MEP” and, together with MEP FTV, “Maximum Effort”), memorializing the parties’ collaboration on a forthcoming Maximum Effort linear channel and original programming for launch on FuboTV. Maximum Effort is a premiere entertainment production company led by Ryan Reynolds and George Dewey. Under the terms of the Framework Agreement, FuboTV has the right to obtain third party financing to fund all original content, with both Fubo and Maximum Effort jointly owning all original content produced.

In addition, pursuant to the Framework Agreement, as part of the overall consideration for Maximum Effort’s participation in the collaboration, the Company has agreed to issue to MEP FTV (i) 2,000,000 shares of common stock, par value $0.0001 (“Common Stock”), i.e., $10,000,000 in shares of Common Stock with number of shares determined based on an agreed upon $5 per share price, of the Company, within 10 business days after the Effective Date; (ii) a number of shares of Common Stock determined by dividing $10,000,000.00 by the 30-day volume weighted average closing price of Common Stock for the 30 trading days preceding the first anniversary of the Effective Date, within 10 business days after the first anniversary of the Effective Date; and (iii) a number of shares of Common Stock determined by dividing $10,000,000.00 by the 30-day volume weighted average closing price of Common Stock for the 30 trading days preceding the second anniversary of the Effective Date, within 10 business days after the second anniversary of the Effective Date (collectively, the “Shares”). The Shares will be subject to transfer restrictions until various time- and performance-based milestones are met, and, during this restricted period, will be subject to potential forfeiture if the Framework Agreement is terminated under certain conditions.

As additional consideration for Maximum Effort’s participation in the partnership and pursuant to the Framework Agreement, the Company has agreed to issue MEP FTV within 10 business days after the Effective Date a warrant (the “Warrant”) to acquire up to 166,667 shares of Common Stock at an exercise price of $15.00 per share (the “Warrant Shares”). The Warrant will be exercisable by MEP FTV on or prior to August 2, 2032, provided that the price per share of Common Stock equals or exceeds a 30-trading day volume weighted average closing price of $30.00 at any time prior to third anniversary of the date of grant.

The securities described in this Item 3.02 will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities law, and have been or will be issued in reliance on an exemption from registration pursuant to Rule 506 of Regulation D. Maximum Effort has acknowledged its intention to acquire the Shares, the Warrant and the Warrant Shares for investment only and not with a view to any resale, distribution or other disposition of such securities and is an accredited investor as defined in Rule 501(a) of Regulation D.

Item 7.01 Regulation FD Disclosure.

On August 8, 2022, the Company issued a press release (the “Press Release”) regarding the matters discussed in Item 3.02 herein. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release of the Company, dated August 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibit 99.1 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: August 8, 2022	By:	/s/ David Gandler
David Gandler
Chief Executive Officer